UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2007

SOUTHWALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02 Termination of a Material Definitive Agreement

On November 15, 2007 Southwall Technologies Inc. and Mitsui Chemicals, Inc reached an agreement to terminate a contract between the two parties prior to its expiration on December 31, 2007.  Under the terms of this contract Mitsui Chemicals, Inc. was obligated to purchase a minimum amount of electronic display materials from Southwall Technologies Inc. throughout 2007.  Due to price sensitivity in the electronic display market, the two companies mutually agreed to a termination of this contract. As consideration for the termination of this contract Mitsui Chemicals has paid $2.96 million to Southwall Technologies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 15, 2007	SOUTHWALL TECHNOLOGIES, INC.

	By:	/s/ R. Eugene Goodson
R. Eugene Goodson
Executive Chairman